EXHIBIT 10.34

CONSULTING SERVICES AGREEMENT
The following confirms the agreement (this “Agreement”) between Donald H. Foley (the “Consultant”) and PAR Technology Corporation, a Delaware corporation (the “Company”), dated December 4, 2018, to be effective as of December 5, 2018 (the “Effective Date”), with respect to the provision of consulting services.
1.    Services. (a)    The Consultant agrees to render consulting services as described in this Section (the “Services”) to the Company and its subsidiaries. The Services will include such general business counsel and guidance as may from time to time be reasonably requested by management of the Company and/or its subsidiaries during the term of this Agreement, including advice and consultation regarding the general operations of the business of the Company and its subsidiaries and the transition associated with the Consultant’s recent departure as Chief Executive Officer and President of the Company and as President of ParTech, Inc., a wholly-owned subsidiary of the Company.
(b)    The parties understand and agree that the Consultant will have the sole discretion to determine the method and means, of performing the Services, and that the Company has no right to, and will not, control or determine the method or means by which the Consultant performs the Services; provided that the Consultant shall comply with all reasonable instructions given to the Consultant by the requesting management team member(s) in relation to the Services and shall keep the Company informed of the Consultant’s activities under this Agreement.
(c)    The Consultant agrees that he will not permit any of his other consulting activities to unreasonably interfere with the timely completion of the Services. The Consultant agrees to devote its best efforts and ability to the performance of the Services, and warrants that the Services shall be performed in a professional manner and shall be accomplished in compliance with all applicable laws, rules, and regulations.
2.    Term of Agreement. This Agreement shall commence as of the Effective Date and shall continue through and including June 30, 2019, unless earlier terminated by the Company or the Consultant as provided herein (the “Term”). This Agreement may be terminated by the Company immediately upon notice to the Consultant if the Consultant is unable or unwilling to provide the Services. In addition, the failure by the Consultant or the Company to comply with any of the other obligations and conditions contained in this Agreement shall entitle the other party to give notice requiring the defaulting party to cure such default. If such default is not cured within ten (10) days after receipt of such notice, the notifying party shall be entitled, without prejudice to any of its other rights under this Agreement, to immediately terminate this Agreement upon written notice.
3.    Compensation. In full consideration of the Consultant providing the Services during the Term, the Consultant will continue as a “Participant” under the Grant Notice - Restricted Stock Award and Restricted Stock Award Agreement delivered to the Consultant in August 2018, reflective of an August 13, 2018 grant date of 5,055 shares of restricted stock, as amended and attached to this Agreement as Annex A.
4.    Travel and Other Expenses. The Company shall reimburse the Consultant monthly for actual reasonable out-of-pocket expenses incurred by the Consultant in the performance of the Services. Receipts for such out-of-pocket expenses are required. The Consultant shall submit to the Company an invoice covering all reimbursable expenses within 60 days after each month-end. The Company will pay all proper charges reflected in such invoices within 30 days following receipt of the invoice.
5.    Independent Contractor Status. It is the express intention of the parties to this Agreement that the Consultant is an independent contractor and is classified by the Company as such for all employee benefit purposes, and the parties expressly agree that the Consultant is not an employee, agent, joint venturer, or partner of the Company. Nothing in this Agreement shall be interpreted or construed as creating or establishing an employment relationship between the Company and the Consultant.
6.    Representations; Warranties. The Consultant has not entered into, and the Consultant agrees not to enter into, any agreement either written or oral that conflicts or might conflict with the Consultant’s performances of the Services under this Agreement. The Consultant shall not use in his performance of the Services or otherwise disclose to the Company any trade secrets or confidential or proprietary information of any other person, including any of Consultant’s other clients.

7.    Obligations of the Consultant. (a) The Consultant is solely responsible for all taxes, withholdings, and other similar statutory obligations with respect to Consultant’s Services hereunder, and the Consultant agrees to defend, indemnify, and hold Company and its affiliates harmless from any and all claims made by any entity on account of an alleged failure by the Consultant to satisfy any such tax or withholding obligations.

(b)    Since the Consultant is not an employee of Company, the Consultant agrees and understands that the Consultant is not entitled to any of the benefits which Company may make available to its employees, such as group insurance, workers’ compensation, disability insurance, vacation, sick pay, profit-sharing, equity awards, or retirement benefits. In addition, the Consultant shall be responsible for providing, at his expense and in his name, disability, workers’ compensation, or other insurance as well as any and all licenses and permits usual or necessary for conducting the Services.

(c)    Any and all rights, title and interests in any work developed, created or delivered (including any intellectual property and all rights therein) by the Consultant in the performance of the Services, including, all data/content, schema, format, documentation and other materials developed, created or delivered under this Agreement (collectively, the “Deliverables”), shall be the sole and exclusive property of the Company and the Consultant hereby assigns and transfers to the Company all of the Consultant’s rights, title and interests in and to any and all such Deliverables (including any intellectual property and all rights therein), and the Consultant will execute and deliver documents reasonably requested by the Company from time to time, even after termination of this Agreement, to evidence, effect, protect or enforce Company’s rights in the Deliverables.

(d)    Except with the Company’s full knowledge and prior written consent, the Consultant shall not disclose any confidential or proprietary information (oral, written or in any other form) of the Company or of any of its affiliates (“Confidential Information”) to any person or entity outside of the Company and the Consultant shall not use or permit the use of any Confidential Information by or for the benefit of any person or entity other than the Company. Confidential Information includes (without limitation) information about Company’s and/or its affiliates’ corporate plans, strategies and prospects, financial information, product plans and developments, marketing strategies, employee, customer, vendor and supplier information, sales promotions and plans, advertising plans and policies, pricing policies and strategies and other information (whether or not specifically labeled or designated), such Confidential Information may also include information of third-parties.

(e)    The Consultant shall not at any time make or encourage others to make any remarks or comments (whether in writing or oral) about the Company or its affiliates, or any one of them, to any third party (including vendors, suppliers, customers, business associates, the media, press and/or publications), which remarks or comments reasonably could be construed to be derogatory or disparaging or which could be anticipated to be damaging or injurious to the reputation or goodwill of the Company and/or its affiliates. The Consultant understands and agrees that remarks or comments made on the Internet, on Facebook, Instagram, Twitter and on any other social media site, blog, or other electronic medium of any kind are subject to the provisions of this Section in the same manner as remarks or comments made in any other forum.

(f)    During the Term, and for a period of six (6) months thereafter, the Consultant will not, directly or indirectly, in any manner, for himself, his own business or for any other person or business (i) solicit, recruit (or attempt to recruit), discuss with or advise, influence, induce or otherwise encourage in any way, any employee of the Company or of any of its affiliates to terminate such employee’s relationship with the Company or with any of its affiliates for any reason, or (to the extent permitted by applicable law) hire (or attempt to hire) any such employee; (ii) solicit, hire or recruit or attempt to hire or recruit any person who was an employee of the Company or of any of its affiliates within the immediately preceding six (6) months of any such solicitation, employment, retention, or recruitment; and/or (iii) solicit, assist, discuss with or advise, influence, induce or otherwise encourage in any way, any customer, vendor, supplier or business associate or prospective customer, vendor, supplier or business associate of the Company or of any of its affiliates to cancel, terminate or alter its business relationship with the Company or with any of its affiliates. For purposes of subsection (iii) above, reference to “any customer, vendor, supplier or business associate” means any one of the foregoing that are or were customers, vendors, suppliers or business associates of the Company or of any of its affiliates as of the effective date of termination of this Agreement, and reference to “prospective customer”, vendor, supplier or business associate” means any one of the foregoing that the Consultant knew of as of the effective date of termination of this Agreement.

(g)    Upon termination of this Agreement, the Consultant shall: (i) promptly return to the Company all property belonging to the Company and/or any of its affiliates that is within the Consultant’s possession, access or control, including all Confidential Information, documents (in tangible or non-tangible form), files, passwords, and security devices or tokens that permit access to the Company’s and/or to any of its affiliates’ facilities or systems; and (ii) not make or keep copies of any of the items/things referenced in clause (i), in whole or in part; this prohibition includes downloading, transferring, and/or retaining any electronic files or portions thereof.

8.    Severability. If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

9.    Assignment. This Agreement shall not be assignable by either the Consultant or the Company without the express written consent of the other party; provided, that, as used in this Agreement, the term Company shall include any successors to the business and/or assets of the Company.

10.    Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

11.    Governing Law. The Consultant agrees that any dispute in the meaning, effect, or validity of this Agreement shall be resolved in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.

12.    Defend Trade Secrets Act. The Consultant’s obligations under this Agreement are subject to the Defend Trade Secrets Act of 2016; and, in accordance with that Act the Consultant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Accordingly, the Consultant has the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Consultant also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

13.    Entire Understanding. This Agreement contains the entire understanding of the parties regarding its subject matter and supercedes and replaces all prior understandings and agreements whether written or oral relating to the same. This Agreement can only be modified by a subsequent written agreement executed by the Consultant and the Company.

14.    Notices. All notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be served on the parties at the addresses set forth below. Any such notices shall be either (a) sent by a nationally recognized overnight courier, in which case notice shall be deemed delivered when delivery is made according to the records of such courier, (b) sent by facsimile, in which case notice shall be deemed delivered upon receipt of confirmation of transmission of such facsimile notice, or (c) sent by personal delivery, in which case notice shall be deemed delivered upon receipt. Any notice by facsimile or personal delivery and delivered after 5:00 p.m., shall be deemed received on the next day upon which commercial banks and governmental agencies are open for business in the subject city (a “Local Business Day”). A party’s address may be changed by written notice to the other parties pursuant to this Section; provided, however, that no notice of a change of address shall be affected until actual receipt of such notice. Copies of notices are for information purposes only (and shall nto constitute notice to the party(ies) to whom notice is intended to be delivered), and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. To Company: Attention: Chief Executive Officer, 8383 Seneca Turnpike, New Hartford, New York 13413; email: c/o tiffani_temple@partech.com with a copy to: Office of General Counsel, 8383 Seneca Turnpike, New York 13413; email cathy_king@partech.com. To the Consultant at the address below the Consultant’s name on the signature page hereto.

[Signature Page to this Consulting Services Agreement Immediately Follows]

Company:
PAR TECHNOLOGY CORPORATION

/s/ Darla Haas
By: Darla Haas
Its: Chief Human Resources Officer

Consultant:
Donald H. Foley

/s/ Donald H. Foley

[Signature Page to Consulting Services Agreement]